INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference of our report dated January 21, 1999, except for Note 4 for which the date is February 10, 1999 accompanying the financial statements of Multi-Link Telecommunications, Inc. to the Form S-8 Registration Statement of Multi-Link Telecommunications, Inc. and to the use of our name as appearing under the heading "Exhibits" in the Registration Statement.



/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
September 15, 1999